Exhibit 99.1

The First Bancorp's 2012 Earnings Per Share Up 7.0% Over 2011

DAMARISCOTTA, ME, January 16 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the year ended December 31, 2012. Net income was $12.8 million, up $418,000 or 3.4% from 2011 and earnings per common share on a fully diluted basis of $1.22 were up $0.08 or 7.0% from 2011. For the quarter ended December 31, 2012, unaudited net income was $3.3 million, up $301,000 or 10.0% from the same period in 2011, and earnings per common share on a fully diluted basis of $0.32 were up $0.03 or 10.3% from the same period in 2011.
"These are the best earnings we have posted in the past three years, both for the year and for the quarter," observed Daniel R. Daigneault, the Company's President & Chief Executive Officer. "Our asset quality is significantly improved, with non-performing assets at 1.89% of total assets as of December 31, 2012, down from 2.32% at the end of 2011 and 2.04% at the end of the previous quarter. Our capital ratios are strong, our key operating ratios remain healthy and good earnings enable us to maintain our generous cash dividend.
"Like most banks in the country, we saw margin compression in 2012 as the unprecedented low interest rate environment enters its fifth straight year," President Daigneault noted. "This resulted in net interest income on a tax-equivalent basis declining $1.7 million in 2012 compared to 2011. Interest income on a tax-equivalent basis declined $3.5 million in 2012 compared to 2011 while interest expense has declined only $1.8 million. The Federal Open Market Committee's quantitative easing has been effective in reducing mid- and longer-term rates while short-term rates have remained near zero.
"The year-over-year decline in net interest income was offset by a lower provision for loan losses," President Daigneault observed, "$7.8 million in 2012 compared to $10.5 million in 2011. Non-interest income was down $479,000 in 2012 compared to 2011, with strong mortgage origination income offsetting lower levels of securities gains. Non-interest expense was virtually unchanged in 2012, with a modest 3.6% increase in employee costs being offset by lower other operating expenses.
"Credit quality improved significantly in 2012," President Daigneault said. "Net loan chargeoffs were $8.3 million or 0.95% of average loans, down $2.5 million from net chargeoffs of $10.9 million or 1.23% of average loans in 2011. The improvement in credit quality enabled a $2.7 million lower provision for loan losses in 2012 compared to 2011, and the allowance for loan losses stood at 1.44% of total loans as of December 31, 2012, compared to 1.50% a year ago. Non-performing assets stood at 1.89% of total assets as of December 31, 2012, well below 2.32% of total assets at December 31, 2011 and just above the 1.87% low in the past three years. Past-due loans were 2.67% of total loans as of December 31, 2012, the lowest year-end total in the past five years and well below 3.07% of total loans as of December 31, 2011."
"We posted good asset growth in 2012, with total assets increasing $42.5 million or 3.1%," observed the Company's Chief Financial Officer, F. Stephen Ward. "The loan portfolio increased $4.3 million or 0.5% – excellent results given the volume of mortgages which refinanced in 2012 to take advantage of record low interest rates. At the same time, the investment portfolio increased $25.1 million or 5.9% in 2012. On the funding side, low-cost deposits were up $59.7 million or 19.1% year to date. We continue to see an inflow of low-cost deposits due to the low interest rate environment and had a $25 million lift in low-cost deposits in the fourth quarter with the acquisition of the former Bank of America branch in Rockland.
"We remain very well capitalized," Mr. Ward said, "with a leverage capital ratio for the Bank of 8.30%, and tier one and tier two risk-based capital ratios of 14.55% and 15.80% as of December 31, 2012. These are all well above the FDIC's well-capitalized requirements. Our core operating ratios remain healthy, with a return on average assets of 0.90% in 2012 and a return on average tangible common equity of 10.42%. These compare to a return on average assets of 0.87% and 0.89%, and a return on average tangible common equity of 11.05% and 10.83% for 2011 and 2010, respectively. Our efficiency ratio remains a critical component in our overall performance and at 50.53% in 2012, is only slightly above the 49.75% and 48.15% posted for 2011 and 2010, respectively and much better than our UBPR peer group average of 66.06%."
"Strong capital ratios and earnings enable us to maintain the dividend at $0.195 per share per quarter or $0.78 per share per year," Mr. Ward observed. "We paid out 63.4% of earnings in 2012 compared to 68.4% in 2011, and our dividend yield was 4.74% at December 31, 2012, based on the year-end closing price of $16.47 per share. Our shareholders saw The First Bancorp's stock increase 7.16% or $1.10 per share in 2012, and when the $0.78 per share annual dividend is added, our total return with dividends reinvested was 12.37%. For the same period, the Russell 2000 and Nasdaq Bank Indices (which we are included in), had total returns with dividends reinvested of 16.35% and 18.69%, respectively. The broad market, as measured by the S&P 500 index, had a total return with dividends reinvested of 16.00%.
"As noted previously, in the fourth quarter we completed the acquisition of the former Bank of American branch at 63 Union Street in Rockland, Maine," President Daigneault said. "At the same time, we completed the purchase of the former Camden National building at 145 Exchange Street in Bangor where we are on track to open a full-service de-novo branch in late February as well as our fourth First Advisors office. We see these two purchases as an excellent opportunity to expand our strong presence in the Mid-Coast Maine market and to enter the expanding Northern Maine market.
"We are very pleased with 2012 and see many positives in our operating results," President Daigneault concluded. "Net income is at a three-year high, credit quality is significantly improved, our capital ratios are strong and our shareholders saw a 12.37% total return on their investment for the year. Our results compare favorably to our UBPR peer group, and the national and local economies are relatively stable. We look forward to the new opportunities that Bangor and Rockland will provide in 2013."
The First Bancorp, headquartered in Damariscotta, Maine, is the holding company for The First, N.A. Founded in 1864, The First is an independent community bank serving Mid-Coast and Down East Maine with 15 offices in Lincoln, Knox, Hancock and Washington Counties. The Bank provides a full range of consumer and commercial banking products and services. First Advisors, a division of The First, provides investment advisory, private banking and trust services from three offices in Lincoln and Hancock Counties.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars	12/31/2012	12/31/2011
Assets
Cash and due from banks	$14,958	$14,115
Interest-bearing deposits in other banks	1,638	-
Securities available for sale	291,614	286,202
Securities to be held to maturity	143,320	122,661
Restricted equity securities, at cost	14,448	15,443
Loans held for sale	1,035	-
Loans	869,284	864,988
Less allowance for loan losses	12,500	13,000
Net loans	856,784	851,988
Accrued interest receivable	4,912	4,835
Premises and equipment	23,013	18,842
Other real estate owned	7,593	4,094
Goodwill	27,684	27,684
Other assets	28,402	27,003
Total assets	$1,415,401	$1,372,867
Liabilities
Demand deposits	$90,252	$75,750
NOW deposits	147,309	122,775
Money market deposits	80,983	79,015
Savings deposits	135,250	114,617
Certificates of deposit	199,265	216,836
Certificates $100,000 to $250,000	277,571	309,841
Certificates $250,000 and over	28,220	22,499
Total deposits	958,850	941,333
Borrowed funds	282,905	265,663
Other liabilities	17,226	15,013
Total Liabilities	1,258,981	1,222,009
Shareholders' equity
Preferred stock	12,402	12,303
Common stock	98	98
Additional paid-in capital	46,314	45,829
Retained earnings	89,789	85,314
Net unrealized gain on securities available-for-sale	7,940	7,401
Net unrealized loss on postretirement benefit costs	(123)	(87)
Total shareholders' equity	156,420	150,858
Total liabilities & shareholders' equity	$1,415,401	$1,372,867
Common Stock
Number of shares authorized	18,000,000	18,000,000
Number of shares issued and outstanding	9,859,914	9,812,180
Book value per common share	$14.61	$14.12
Tangible book value per common share	$11.80	$11.30

The First Bancorp
Consolidated Statements of Income and Comprehensive Income (Unaudited)

	For the years ended		For the quarters ended
In thousands of dollars, except per share data	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Interest income
Interest and fees on loans	$37,026	$39,805	$9,020	$9,717
Interest on deposits with other banks	4	12	1	1
Interest and dividends on investments	14,795	15,885	3,673	3,838
Total interest income	51,825	55,702	12,694	13,556
Interest expense
Interest on deposits	8,396	9,746	2,026	2,268
Interest on borrowed funds	4,542	4,963	1,175	1,248
Total interest expense	12,938	14,709	3,201	3,516
Net interest income	38,887	40,993	9,493	10,040
Provision for loan losses	7,835	10,550	1,535	4,950
Net interest income after provision for loan losses	31,052	30,443	7,958	5,090
Non-interest income
Investment management and fiduciary income	1,636	1,506	406	366
Service charges on deposit accounts	2,671	2,688	676	656
Net securities gains	1,968	3,293	1	3,056
Mortgage origination and servicing income	1,395	1,138	541	293
Other operating income	3,601	3,125	1,091	788
Total non-interest income	11,271	11,750	2,715	5,159
Non-interest expense
Salaries and employee benefits	12,691	12,245	3,206	2,990
Occupancy expense	1,641	1,583	394	389
Furniture and equipment expense	2,235	2,144	585	479
FDIC insurance premiums	1,212	1,391	303	286
Amortization of identified intangibles	283	283	71	71
Other operating expense	7,960	8,392	1,960	2,153
Total non-interest expense	26,022	26,038	6,519	6,368
Income before income taxes	16,301	16,155	4,154	3,881
Applicable income taxes	3,519	3,791	831	859
Net Income	$12,782	$12,364	$3,323	$3,022
Basic earnings per share	$1.23	$1.14	$0.32	$0.29
Diluted earnings per share	$1.22	$1.14	$0.32	$0.29
Other comprehensive income, net of tax
Net unrealized gain (loss) on securities available for sale	539	9,458	(1,548)	(754)
Unrecognized postretirement benefit transition obligation	(36)	(14)	(51)	4
Other comprehensive income	503	9,444	(1,599)	(750)
Comprehensive income	$13,285	$21,808	$1,724	$2,272

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the years ended		For the quarters ended
except for per share amounts	12/31/2012	12/31/2011	12/31/2012	12/31/2011

Summary of Operations
Interest Income	$51,825	$55,702	$12,694	$13,556
Interest Expense	12,938	14,709	3,201	3,516
Net Interest Income	38,887	40,993	9,493	10,040
Provision for Loan Losses	7,835	10,550	1,535	4,950
Non-Interest Income	11,271	11,750	2,715	5,159
Non-Interest Expense	26,022	26,038	6,519	6,368
Net Income	12,782	12,364	3,323	3,022
Per Common Share Data
Basic Earnings per Share	$1.23	$1.14	$0.32	$0.29
Diluted Earnings per Share	1.22	1.14	0.32	0.29
Cash Dividends Declared	0.780	0.780	0.195	0.195
Book Value per Common Share	14.61	14.12	14.61	14.12
Tangible Book Value per Common Share	11.80	11.30	11.80	11.30
Market Value	16.47	15.37	16.47	15.37
Financial Ratios
Return on Average Equity (a)	8.91%	9.37%	9.05%	8.61%
Return on Average Tangible Common Equity (a)	10.42%	11.05%	10.57%	10.11%
Return on Average Assets (a)	0.90%	0.87%	0.93%	0.86%
Average Equity to Average Assets	10.96%	10.72%	11.14%	10.88%
Average Tangible Equity to Average Assets	9.01%	8.77%	9.19%	8.89%
Net Interest Margin Tax-Equivalent (a)	3.14%	3.27%	3.07%	3.27%
Dividend Payout Ratio	63.41%	68.42%	60.94%	67.24%
Allowance for Loan Losses/Total Loans	1.44%	1.50%	1.44%	1.50%
Non-Performing Loans to Total Loans	2.20%	3.21%	2.20%	3.21%
Non-Performing Assets to Total Assets	1.89%	2.32%	1.89%	2.32%
Efficiency Ratio	50.53%	49.75%	49.93%	49.30%
At Period End
Total Assets	$1,415,401	$1,372,867	$1,415,401	$1,372,867
Total Loans	869,284	864,988	869,284	864,988
Total Investment Securities	449,382	424,306	449,382	424,306
Total Deposits	958,850	941,333	958,850	941,333
Total Shareholders' Equity	156,420	150,858	156,420	150,858
(a) Annualized using a 366-day basis in 2012 and 365-day basis in 2011

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management uses these "non-GAAP" measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2012 and 2011.
	For the years ended		For the quarters ended
In thousands of dollars	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Net interest income as presented	$38,887	$40,993	$9,493	$10,040
Effect of tax-exempt income	3,128	2,710	809	732
Net interest income, tax equivalent	$42,015	$43,703	$10,302	$10,772

The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation of between the GAAP and non-GAAP efficiency ratio:
	For the years ended		For the quarters ended
In thousands of dollars	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Non-interest expense, as presented	$26,022	$26,038	$6,519	$6,368
Net securities losses	-	-	-	-
Adjusted non-interest expense	26,022	26,038	6,519	6,368
Net interest income, as presented	38,887	40,993	9,493	10,040
Effect of tax-exempt income	3,128	2,710	809	732
Non-interest income, as presented	11,271	11,750	2,715	5,159
Effect of non-interest tax-exempt income	177	182	40	42
Net securities gains	(1,968)	(3,293)	(1)	(3,056)
Adjusted net interest income plus non-interest income	$51,495	$52,342	$13,056	$12,917
Non-GAAP efficiency ratio	50.53%	49.75%	49.93%	49.30%
GAAP efficiency ratio	51.88%	49.37%	53.40%	41.90%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Average shareholders' equity as presented	$155,822	$153,327	$158,402	$151,473
Less preferred stock	(12,341)	(24,705)	(12,378)	(12,279)
Less intangible assets	(27,684)	(27,684)	(27,684)	(27,684)
Tangible average shareholders' equity	$115,797	$100,938	$118,340	$111,510

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.